Exhibit 99.1

XO Group Reports Second Quarter 2014 Financial Results

-Second Quarter Revenue up 3.6%-

-Earnings Per Share $0.12-

-Adjusted EBITDA of $8.3 Million-

NEW YORK, August 5, 2014 – XO Group Inc. (NYSE: XOXO, xogroupinc.com), the premier consumer internet and media company devoted to weddings, pregnancy, and everything in between, today reported financial results for the three months ended June 30, 2014.

Total revenue for the second quarter of 2014 was $38.3 million, up 3.6% compared to the same period in the prior year. Net income for the quarter was $3.0 million or $0.12 per share. The Company ended the quarter with $79.4 million in cash, up from $75.5 million at March 31, 2014.

Total operating expenses were $27.7 million and $56.4 million for the three and six months ended June 30, 2014, respectively, compared to $23.6 million and $46.4 million during the corresponding periods in 2013. These increases in operating expenses were driven by new spend attributable to the transformation underway at XO.

“During the second quarter, we delivered solid earnings results on stable revenue growth, driven by our core local and national advertising offerings and a strong quarter for our registry business,” said Mike Steib, Chief Executive Officer. “We continue to make significant progress on XO’s strategic transformation to accelerate growth and position our Company for the future. As we work to evolve The Knot into a digital marketplace, we are refocusing on execution, re-investing in our products and our talent pool, and taking a hard look at our asset base. We believe that with the successful execution of our strategy, we can drive toward our target long-term business model and enhance shareholder value.”

“Our Q2 ’14 results reflect the strategy we laid out in the beginning of the year, maintaining steady revenue growth while balancing targeted investments in the business to drive innovation that we believe will provide compelling returns over the next several years,” said Gillian Munson, Chief Financial Officer.

Business Outlook

For the full year 2014, the Company continues to expect to deliver single digit total revenue growth and increased year-over-year growth rates of operating expense above its historical run rates. The additional operating expense related to the strategic initiatives underway at XO is expected to be approximately $15.0 million.

Long-Term Financial Targets

Over the long-term, the Company is targeting double digit revenue growth, gross margins of 83-85%, with operating expense growth below revenue growth rates and adjusted EBITDA margins of at least 15-20%.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended June 30,
	2014	2013
Net revenue:
National online sponsorship and advertising	$7,541	$7,368
Local online sponsorship and advertising	14,510	13,404
Total online sponsorship and advertising	22,051	20,772
Registry services	2,934	2,409
Merchandise	4,852	6,361
Publishing and other	8,493	7,446
Total net revenue	38,330	36,988
Cost of revenue:
Online sponsorship and advertising	509	581
Merchandise	2,907	3,706
Publishing and other	2,626	2,719
Total cost of revenue	6,042	7,006

Gross profit	32,288	29,982

Operating expenses:
Product and content development	8,832	7,136
Sales and marketing	10,651	10,070
General and administrative	6,324	5,267
Depreciation and amortization	1,848	1,146
Total operating expenses	27,655	23,619

Income from operations	4,633	6,363
Loss in equity interests	(115)	(62)
Interest and other income, net	23	16
Income before income taxes	4,541	6,317
Provision for income taxes	1,494	2,229

Net income	$3,047	$4,088

Net income per share:
Basic	$0.12	$0.17
Diluted	$0.12	$0.16
Weighted average number of shares used in calculating net earnings per share:
Basic	25,220	24,621
Diluted	25,498	25,594

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Net revenue:
National online sponsorship and advertising	$14,451	$13,943
Local online sponsorship and advertising	28,949	26,964
Total online sponsorship and advertising	43,400	40,907
Registry services	4,665	3,583
Merchandise	8,620	10,179
Publishing and other	14,065	12,592
Total net revenue	70,750	67,261
Cost of revenue:
Online sponsorship and advertising	972	1,076
Merchandise	5,273	6,184
Publishing and other	4,257	4,442
Total cost of revenue	10,502	11,702

Gross profit	60,248	55,559

Operating expenses:
Product and content development	17,705	14,008
Sales and marketing	21,764	20,046
General and administrative	13,389	10,086
Depreciation and amortization	3,525	2,249
Total operating expenses	56,383	46,389

Income from operations	3,865	9,170
Loss in equity interests	(175)	(119)
Interest and other (expense) income, net	(2)	29
Income before income taxes	3,688	9,080
Provision for income taxes	1,317	3,319

Net income	$2,371	$5,761

Net income per share:
Basic	$0.09	$0.23
Diluted	$0.09	$0.23

Weighted average number of shares used in calculating net earnings per share:
Basic	25,065	24,541
Diluted	25,534	25,426

XO GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,358	$90,697
Accounts receivable, net	15,569	11,838
Inventories	2,207	2,374
Deferred production and marketing costs	503	475
Deferred tax assets, current portion	2,781	2,782
Prepaid expenses and other current assets	6,546	5,993
Total current assets	106,964	114,159
Long-term restricted cash and investments	3,124	2,599
Property and equipment, net	15,923	15,490
Intangible assets, net	3,857	3,357
Goodwill	42,436	38,500
Deferred tax assets	18,126	21,469
Investment interests	5,558	1,680
Other assets	350	495
Total assets	$196,338	$197,749
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,022	$12,420
Deferred revenue	15,388	14,864
Total current liabilities	26,410	27,284
Deferred tax liabilities	4,288	4,507
Deferred rent	5,553	5,914
Other liabilities	1,809	4,154
Total liabilities	38,060	41,859

Stockholders’ equity:
Preferred stock	—	—
Common stock	269	270
Additional paid-in-capital	169,958	169,756
Accumulated other comprehensive loss	(159)	(204)
Accumulated deficit	(11,790)	(13,932)
Total stockholders’ equity	158,278	155,890
Total liabilities and stockholders’ equity	$196,338	$197,749

XO GROUP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Amounts in Thousands, Except for Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income	$3,047	$4,088	$2,371	$5,761
Provision for income taxes	1,494	2,229	1,317	3,319
Depreciation and amortization	1,848	1,146	3,525	2,249
Stock-based compensation expense	1,810	1,583	2,998	2,887
Loss in equity interests	115	62	175	119
Interest and other (income) expense, net	(23)	(16)	2	(29)
Severance charges(a)	-	-	1,354	-
Adjusted EBITDA	$8,291	$9,092	$11,742	$14,306
Depreciation and amortization	(1,848)	(1,146)	(3,525)	(2,249)
Stock-based compensation expense	(1,810)	(1,583)	(2,998)	(2,887)
Loss in equity interests	(115)	(62)	(175)	(119)
Interest and other (income) expense, net	23	16	(2)	29
Adjusted income before income taxes	4,541	6,317	5,042	9,080
Adjusted provision for income taxes(b)	1,494	2,229	1,798	3,587
Adjusted net income	$3,047	$4,088	$3,244	$5,493

Adjusted net income per diluted share	$0.12	$0.16	$0.13	$0.22

Diluted weighted average number of shares outstanding	25,498	25,594	25,534	25,426

Net cash provided by operating activities	$4,835	$9,355	$3,878	$9,566
Less: Capital expenditures	(1,638)	(1,613)	(2,644)	(2,799)
Free cash flow	$3,197	$7,742	$1,234	$6,767

(a)	Incremental costs included in Operating expenses on the condensed consolidated statements of operations for the six months ended June 30, 2014 include severance of approximately $1.4 million, representing (i) severance charges for certain executive officers and (ii) severance charges for the employees in our Los Angeles office ($70K in Product and content development, $506K in Sales and marketing and $778K in General and administrative).

(b)	Adjusted provision for income taxes was calculated using the annual effective tax rate for each respective period, excluding discrete items.

Supplemental data tables (unaudited)

Local Advertising Metrics (excluding Two Bright Lights)

	Q2 2014	Q1 2014	Q2 2013
Profile Count	31,774	30,857	30,179
Vendor Count	23,682	23,064	22,573
Churn Rate	25.2%	27.0%	29.5%
Avg. Revenue/Vendor	2,516	2,497	2,408

Stock Based Compensation

($000s)	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013
Product and Content	$626	$619
Sales and Marketing	488	476
General and Administrative	696	488
Total stock-based compensation	$1,810	$1,583

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Tuesday, August 5, 2014, to discuss its second quarter 2014 financial results. Participants should dial (844) 824-7422 and use Conference ID# 74637798 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations’ section of the Company’s website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group’s website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company’s website approximately two hours after the conference call ends. A replay of the call will be available at (855) 859-2056 or (404) 537-3406, conference ID #74637798.

About XO Group Inc.

XO Group Inc. (NYSE: XOXO; http://www.xogroupinc.com) is the premier consumer internet and media company devoted to weddings, pregnancy and everything in between, providing young couples with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the #1 wedding brand, The Knot, and has grown to include The Nest, The Bump and Ijie.com. XO Group is recognized by the industry for being innovative in media - from the web to mobile, magazines, books and video. XO Group has leveraged its customer loyalty into successful businesses in online sponsorship and advertising, registry services, ecommerce and publishing. The Company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) we incurred losses for many years following our inception and may incur losses in the future, (iii) we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) sales to sponsors or advertisers may be delayed or cancelled, (v) efforts to launch new technology and features may not generate significant new revenue or may reduce revenue from existing services, (vi) we may be unable to develop solutions that generate revenue from advertising delivered to mobile phones and wireless devices, (vii) the significant fluctuation to which our quarterly revenue and operating results are subject, (viii) the seasonality of the wedding industry, (ix) our e-commerce operations are dependent on Internet search engine rankings, and our ability to influence those rankings is limited, (x) the dependence of our registry services business on third parties, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), including Adjusted EBITDA, Adjusted net income, Adjusted net income per diluted share and Free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

●	Adjusted EBITDA represents U.S. GAAP net income (loss) adjusted to exclude, if applicable: (1) provision (benefit) for income taxes, (2) depreciation and amortization, (3) stock-based compensation expense, (4) impairment charges and asset write-offs, (5) loss in equity interests, (6) interest and other income, net (7) net loss attributable to non-controlling interest and (8) other incremental charges incurred in the period.

●	Adjusted net income represents U.S. GAAP net income (loss), adjusted for incremental costs incurred in the current period, which may include: (1) impairment charges and asset write-offs, (2) executive severance and (3) non-recurring foreign taxes, interest and penalties.

●	Adjusted net income per diluted share represents Adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

●	Free cash flow represents U.S. GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. However, Adjusted EBITDA, Adjusted net income, Adjusted net income per diluted share and Free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to Net income (loss),Net income (loss) per diluted share and Net cash provided by operating activities as indicators of operating performance.

A reconciliation of U.S. GAAP to Non-GAAP financial measures is included in this press release.

Contact:

Ivan Marmolejos

Investor Relations

(212) 219-8555 x1004

IR@xogrp.com